As filed with the Securities and Exchange Commission on June 28, 2019

Registration No. 333-201141

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CONSTELLIUM SE

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	98-0777516
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Tupolevlaan 41-61,

1119 NW Schiphol-Rijk

The Netherlands

(Address, including Zip code, of Principal Executive Offices)

Constellium 2013 Equity Incentive Plan

(Full title of the plan)

Corporation Service Company

80 State Street

Albany, NY 12207-2543

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeremy Leach Senior Vice President and Group General Counsel Constellium N.V. Tupolevlaan 41-61 1119 NW Schiphol-Rijk The Netherlands	Karessa L. Cain Elina Tetelbaum Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Form S-8 registration statement (File No. 333-201141) (the “Registration Statement”) does not reflect any increase in the number of shares issuable pursuant to the Constellium N.V. 2013 Equity Incentive Plan (as amended, the “Plan”). This Amendment is being filed in accordance with Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by Constellium SE (“Constellium SE”), a European company (“Societas Europaea”), as the successor registrant to Constellium N.V. (“Constellium N.V.”), a Dutch public limited liability company (“Naamloze Vennootschap”). Effective on June 28, 2019, Constellium N.V. converted from a Naamloze Vennootschap governed by the laws of the Netherlands with its corporate seat/registered office and headquarters in Amsterdam, the Netherlands to a Societas Europaea governed by the laws of the Netherlands with its corporate seat/registered office and headquarters in Amsterdam, the Netherlands (the “Conversion”). The Conversion was accomplished by executing a deed of conversion, including an amendment to the Constellium N.V.’s articles of association (as so amended, the “Articles of Association”) and the registration of the Conversion and the Articles of Association with the Dutch trade register, which actions also effected the change in the company’s name to Constellium SE. Constellium SE expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Conversion is part of the previously disclosed transaction to transfer the corporate seat/registered office and headquarters to Paris, France.

For the purposes of this Amendment and the Registration Statement, (i) as of any time prior to the Conversion, references to the “Registrant,” “Constellium” and similar terms mean Constellium N.V. and its consolidated subsidiaries and, as of any time after the Conversion, means Constellium SE and its consolidated subsidiaries and (ii) as of any time prior to the Conversion, references to “shareholders” mean the holders of any Class A ordinary shares, par value €0.02 per ordinary share, in Constellium N.V., as of any time after the Conversion, mean the holders of any Class A ordinary shares, par value €0.02 per ordinary share, of Constellium SE.

In connection with the Conversion, Constellium SE has amended the Plan with Amendment No. 2 to the Plan, which is filed as an exhibit to this Amendment and is hereby incorporated by reference into this Amendment. The rights of holders of Constellium SE’s Class A ordinary shares are now governed by its Articles of Association, which is filed as an exhibit to this Amendment and is hereby incorporated by reference into this Amendment.

The Registration Statement shall remain unchanged in all other respects. Accordingly, this Amendment consists only of this explanatory note and revised versions of the following parts of the Form S-8: Part I, Part II, the signatures, the exhibit index and the exhibits filed in connection with this Amendment.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement, as is defined by this Amendment, as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Act and the Exchange Act are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2018, filed on March 12, 2019;

(b)

all other reports filed or furnished by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2018 (except for (i) Exhibit 99.2, the second paragraph of Exhibit 99.1 (containing certain quotes by the Chief Executive Officer) and the section titled “Outlook” in Exhibit  99.1 to the Form 6-K furnished to the SEC on February 21, 2019, (ii) Exhibit 99.2, the second paragraph of Exhibit  99.1 (containing certain quotes by the Chief Executive Officer) and the section titled “Outlook” in Exhibit 99.1 to the Form 6-K furnished to the SEC on April 24, 2019 and (iii) any information from the Registrant’s website);

(c)

the description of the Class A ordinary shares, set forth in the Registrant’s Registration Statement on Form F-3ASR filed October 30, 2017 (File Number 333-221221) and any amendments, reports or other filings filed with the Commission for the purpose of updating that description, including the Constellium SE’s Amendment No.  2 to the Registration Statement on Form 8-A (File No. 001-35931) filed on June 28, 2019;

(d)	the Registrant’s registration statement on Form S-8 (File No. 333-191905) filed on October 25, 2013;

(e)	the Registrant’s registration statement on Form S-8 (File No. 333-201141) filed on December 19, 2014; and

(f)	the Registrant’s registration statement on Form S-8 (File No. 333-225926) filed on June 27, 2018.

All documents filed by Constellium SE with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Amendment and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amendment to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the Class A ordinary shares will be passed upon for us by Stibbe London B.V.

Item 6. Indemnification of Directors and Officers.

Our Articles of Association provide that we will indemnify our directors against all adverse financial effects incurred by such person in connection with any action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably could believe to be in or not opposed to our best interests. In addition, we may enter into indemnification agreements with our directors and officers. We also purchase and maintain insurance on behalf of our directors and officers to insure them against such liabilities, expenses and claims.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, a prospectus supplement will describe the terms and conditions of the indemnification or contribution.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The index to exhibits appears below prior to the signature pages of this Amendment to the Registration Statement.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Document

3.1	Articles of Association of Constellium SE, a European Company registered in the Netherlands (incorporated by reference to Exhibit 3.1 of Constellium SE’s Form 6-k filed on June 28, 2019)

5.1*	Opinion of Stibbe London B.V., counsel to Constellium SE, as to the validity of the Class A ordinary shares

10.1	Constellium N.V. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Constellium N.V.’s Form F-1 Registration Statement (Registration No. 333-191863) filed on October 23, 2013)

10.2	Amendment to the Constellium N.V. 2013 Equity Incentive Plan, effective as of June 27, 2018 (incorporated herein by reference to Exhibit 99.2 to Constellium N.V.’s Registration Statement on Form S-8 (Registration No. 333-191863) filed on June 27, 2018)

10.3	Amendment No. 2 to the Constellium N.V. 2013 Equity Incentive Plan, effective as of June 28, 2019 (incorporated by reference to Exhibit 10.1 of Constellium SE’s Form 6-k filed on June 28, 2019)

23.1*	Consent of PricewaterhouseCoopers Audit, Independent Registered Public Accounting Firm

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Auditors

23.3*	Consent of Stibbe London B.V. (included as part of Exhibit 5.1)

24.1	Power of Attorney for Richard B. Evans, Guy Maugis, Philippe Guillemot, Werner P. Paschke, Michiel Brandjes, Peter F. Hartman, John Ormerod, Lori A. Walker (included on the signature page of Constellium N.V.’s Form S-8 registration statement (File No. 333-201141) filed on June 27, 2018)

24.2*	Power of Attorney for Martha Brooks and Stéphanie Frachet

99.1	SE Conversion Proposal of Constellium N.V., as filed with the Dutch Trade Register on May 3, 2019 (incorporated by reference to Exhibit 99.1 of Constellium N.V.’s Registration Statement on Form F-4 (Registration No. 333-231906) filed on June 3, 2019)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on June 28, 2019.

CONSTELLIUM SE

By:	/s/ Jean-Marc Germain
Name: Jean-Marc Germain
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Jean-Marc Germain Jean-Marc Germain	Chief Executive Officer and Executive Director (Principal Executive Officer)	June 28, 2019

/s/ Peter R. Matt Peter R. Matt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2019

* Richard B. Evans	Chairman	June 28, 2019

* Guy Maugis	Director	June 28, 2019

* Philippe Guillemot	Director	June 28, 2019

* Werner P. Paschke	Director	June 28, 2019

* Michiel Brandjes	Director	June 28, 2019

* Peter F. Hartman	Director	June 28, 2019

* John Ormerod	Director	June 28, 2019

* Lori A. Walker	Director	June 28, 2019

/s/ Martha Brooks Martha Brooks	Director	June 28, 2019

/s/ Stéphanie Frachet Stéphanie Frachet	Director	June 28, 2019

*By:	/s/ Jeremy Leach
Name: Jeremy Leach
Title: Senior Vice President and Group General Counsel

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has caused the amendment to this Amendment to the Registration Statement to be signed solely in the capacity as the duly authorized representative of Constellium SE in the United States on June 28, 2019.

Constellium US Holdings I, LLC

By:	/s/ Rina Teran
Name: Rina Teran
Title: Vice President & Secretary